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FEDERAL SIGNAL CORPORATION

(Name of Registrant as Specified in its Charter)

WARREN B. KANDERS
STEVEN R. GERBSMAN
NICHOLAS SOKOLOW

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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FEDERAL SIGNAL CORPORATION

Investor Presentation

By

Kanders Group

April 2009

Contents

Overview of Kanders Group                                                                                                                        3

Federal Signal – Situation Analysis                                                                                                7

Federal Signal Governance Profile                                                                                             20

Our Approach                                                                                                                                                                   24

Summary                                                                                                                                                                                   31

Overview of the Kanders Group

Overview of Kanders Group

Our approach is to invest in undervalued public companies with significant upside potential in industries with which we are familiar.

We are long-term investors who bring a disciplined approach to building public companies through organic growth and strategic acquisitions, utilizing the public capital markets to augment funds generated internally.

Unlike many investors, we invest significant amounts of our own personal capital, aligning our personal interests directly with those of other shareholders far in excess of any board compensation we may receive.

We approach investments as owners and not renters of stocks, and we are committed to building businesses in partnership with other shareholders over long periods of time, compared to others who are short-term profit oriented.

Our nominees have direct operating experience in the law
enforcement and security and information technology industry, extensive M&A and acquisition integration expertise, experience with complex legal issues, and exemplary corporate governance records.

Track Record of
Creating Shareholder
Value

Direct Industry
Experience

Investing Personal
Capital

Armor Holdings (formerly NYSE:AH)

Building a Multi-Billion Dollar Diversified Defense Company

Business Description:                                   Leading manufacturer and supplier of military vehicles and safety and survivability products to the global law enforcement and aerospace and defense markets, competing directly with Federal Signal in the signaling equipment markets

Investment Thesis:                                   Positive global macros in security products space; public vehicle ideal for consolidating fragmented municipal markets

Strategic Actions Taken:                            Led company as Founder, Chairman and CEO building company from $12M in revenue to over $3.5B, spearheaded capital raising in excess of $1.4B, executed in excess of 30 acquisitions, created top 1% performer amongst all NYSE listed stocks during 11-year investment period

Corporate Governance:                                Exemplary corporate governance practices

Revenue

Net Income

Equity Value

$3,500

$980

$140

$31

$0

$500

$1,000

$1,500

$2,000

$2,500

$3,000

$3,500

$4,000

1996

2000

2004

2007

$3,500

$980

$140

$31

$0

$500

$1,000

$1,500

$2,000

$2,500

$3,000

$3,500

$4,000

1996

2000

2004

2007

$235

$153

$17

$1

$0

$50

$100

$150

$200

$250

1996

2000

2004

2007

$235

$153

$17

$1

$0

$50

$100

$150

$200

$250

1996

2000

2004

2007

$4,000

$1,416

$306

$14

$0

$500

$1,000

$1,500

$2,000

$2,500

$3,000

$3,500

$4,000

$4,500

1996

2000

2004

2007

$4,000

$1,416

$306

$14

$0

$500

$1,000

$1,500

$2,000

$2,500

$3,000

$3,500

$4,000

$4,500

1996

2000

2004

2007

Armor

S&P

Since

Holdings

500

1996

3420%

119%

2000

590%

(7%)

2004

236%

23%

Note:  All financial data for 2007 reflects guidance given by Armor Holdings for fiscal 2007.

ARMOR HOLDINGS

700
600
500
400
300
200
100
0
1/1/2003
6/1/2003
11/1/2003
4/1/2004
9/1/2004
2/1/2005
7/1/2005
12/1/2005
5/1/2006
10/1/2006
3/1/2007
8/1/2007
1/1/2008
6/1/2008
11/1/2008
DOV
FSS
ETN
PH
GGG
IEX
KMT
AH

Comparable Stock Price Performance

Oct 2007 – Armor sold to BAE Systems
for $4.5 billion or $88 per share

Value of $100 invested in each company at 1/2/2003 to present, including reinvestment of dividends

Comparable companies include diversified industrials covered by Goldman Sachs

Source:  Prices from Yahoo! Finance

Federal Signal – Situation Analysis

8

Chronology of Events Leading to the Solicitation

We originally invested in Federal Signal in November 2007 because it met our investment criteria:

Undervalued relative to its peers

Operating in an industry with which we are familiar as FSS competed with Armor Holdings

Significant upside potential to the stock provided that the Company was governed and managed properly

Since that time, we have witnessed the following:

Financial performance that reflects poor capital allocation decisions

Continuation of a revolving door in the executive ranks

Continuing to miss financial guidance resulting in a lack of investor confidence

Surfacing of governance conflicts that we believe are inconsistent with the transparency required of public companies

We believe, based on our experience in its industry, our success in prior investments, our experience with a strategy of growth through acquisition and integration, and our track record of institutional corporate governance practices, that we are very qualified to assist Federal Signal in achieving its potential.

(Dollars in millions)
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
$801
$597
$300
$191
$229
$69
$89
$74
$20
2006
2007
2008
Cum. CapEx + Acq.
Mkt. Value
EBITDA

9

Capital Allocation Compared with Cash Flows and Market
Capitalization – Where Did the Cash Go?

$229 million spent on
CapEx and
Acquisitions between
2006-2008

62% Decline in
Market Capitalization

Poor capital
allocation decisions
have contributed to
erosions in
shareholder value
and have not yielded
returns on invested
capital

Feb 2006 - FSS announces
new growth strategy in
continuation of “shrink to grow”

2007 - FSS acquires three
companies, touts “robust
integration process” in 9/2/07
investor presentation

2007 to present – 2/3 of senior
management exits the Company

Source:  CapitalIQ.

Company filings.

70.0%
60.0%
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
2006
2007
2008
DOV
FSS
ETN
PH
GGG
IEX
KMT

10

Comparable Company Return on Equity

Company’s strategic plan indicated that acquisitions and business portfolio changes would improve profitability metrics…

Comparable companies include diversified industrials covered by Goldman Sachs

Source:  CapitalIQ.

35.0%
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
2006
2007
2008
DOV
PSS
ETN
PH
GGG
IEX
KMT

11

Comparable Company Return on Assets

Comparable companies include diversified industrials covered by Goldman Sachs

However, investments in capital expenditures and acquisitions have not yielded improvements….

Source:  CapitalIQ.

50.0%
45.0%
40.0%
35.0%
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
2006
2007
2008
DOV
FSS
ETN
PH
GGG
IEX
KMT

12

Comparable Company Return on Capital

And Federal Signal significantly lags its peers when measured by the ability to employ capital to produce financial results.

Comparable companies include diversified industrials covered by Goldman Sachs

Source:  CapitalIQ.

$175.00
$155.00
$135.00
$115.00
$95.00
$75.00
$55.00
$35.00
1/1/2006
3/1/2006
5/1/2006
7/1/2006
9/1/2006
11/1/2006
1/1/2007
3/1/2007
5/1/2007
7/1/2007
9/1/2007
11/1/2007
1/1/2008
3/1/2008
5/1/2008
7/1/2008
9/1/2008
11/1/2008
1/1/2009
3/1/2009
DOV
FSS
ETN
PH
GGG
IEX
KMT

13

Federal Signal Stock Price Indexed Against its Peers

Federal Signal has
produced a negative
total return
(including
reinvestment of
dividends) of -61%,
while its peer group
has declined an
average of -29%.

While we
acknowledge
difficulties in the
current market
environment, we
believe Federal
Signal’s stock price
is primarily the result
of the Board and
management’s
actions.

Source:  Stock prices including adjustments for dividend reinvestments from Yahoo! Finance.

30%
20%
10%
0%
-10%
-20%
-30%
23%
0%
-5%
-6%
-6%
-9%
-26%
DOV
IEX
ETN
GGG
KMT
PH
FSS

14

Federal Signal Balance Sheet Optionality Relative to Its
Peers

Federal Signal’s
balance sheet
position relative to
its earnings power
leaves it with less
flexibility to respond
opportunistically to
growth initiatives.

Balance sheet optionality defined as (2009 FCF less Dividend + Debt Capacity) / Current Market Cap

Source:  Goldman Sachs research report dated March 24, 2009.

15

Management Turnover at Federal Signal

Position

Time of departure

1.  James Janning – Chairman of the Board

April 2009

2.  David McConnaughey – President, Safety Products Group

February 2009

3.  Stephanie Kushner – CFO

December 2008

4.  John Gruber – VP of Corporate Development

October 2008

5.  James Goodwin – Interim CEO

September 2008

6.  Paul Brown – VP and Controller

August 2008

7.  Robert Welding – CEO

December 2007

8.  Marc Gustafson – President, Fire Rescue Group

July 2007

9.  Karen Latham – Treasurer

August 2006

10.  Paul Box – Chief Procurement Officer

May 2007

11.  Stephen Buck – President, Safety Products Group

May 2006

12.  Duane Doerle – VP Corp Development

October 2005

13.  Alan Ringler – President of Tool Group

October 2005

14.  Alex Craig – Chief Information Officer

May 2005

15.  Matthew Saviello – Chief Procurement Officer

May 2005

16.  Richard Ritz – VP and Controller

March 2005

17.  Harold Pinto – Head of Fire Rescue

July 2004

18.  Kim Wehrenberg – General Counsel

March 2004

19.  Joseph Ross - CEO

December 2003

Key to this
underperformance
has been the
exceedingly high
management
turnover at Federal
Signal, which hinders
strategic execution,
damages morale and
confuses customers.

Acquisition Criteria

Contribution to Growth

- ~1/3 growth from acquisitions plus
- One-time redeployment of "shrink to grow" proceeds

Business Criteria

- Acquire new technologies
- Accelerate global growth
- Leverage channel

Financial Criteria

- NPV (risk adjusted cost of capital)
- TTM EBITDA Multiples
- EV positive @ 10% after year 2

Robust Integration Process

- Extensive integration into FSS processes and systems
- Joint accountability between acquisition management and FSS corporate
- Standard integration plan, tailored to specific business

FEDERAL SIGNAL | *Advancing security and well-being.*

12

-
-

16

A Page from September 2007 Federal Signal Investor
Presentation

The Company has
been pursuing a
strategy of “shrink to
grow” since 2004.

Results:

Unfulfilled promises

Lack of integration

- No Board oversight

17

Statements by Company Executives Over Time

What they said?

The reality

“We were able to extract $38 million of
working capital from E-One prior to its
sale”

Jim Goodwin, October 2008

If true, this should have been disclosed
when they sold the business.  Not
discernible on financial statements.

“$20 million expense reduction target
in 2008”

Earnings Call, Mar 2008 and May 2008

SGE&A expenses increased by
$20 million

“Certain initiatives at Bronco will reduce
our working capital”

Jim Goodwin, Mar 2008

Working capital increased from $91
million to $159 million between Dec 07
and Dec 08

“Peter Guile has brought new optimism
to E-One and customers are responding
well”

Robert Welding, October 2007

Company sold for 10% of revenues or
30% of expected price 9 months later

“Robust integration planning”

- Robert Welding, September 2007

History of acquisitions without
integrations.

A long series of
broken
commitments to
shareholders and
Wall Street analysts
has contributed to a
serious credibility
problem for Federal
Signal, which we
believe only Board
level changes can
address.

18

Analyst Reports Mirror Federal Signal’s Legacy of
Unfulfilled Promises

Report

Takeaway

June 13, 2007 Goldman Sachs

“Federal Signal has been an underperformer for
about a decade”

July 27, 2007 Goldman Sachs

“2Q EPS below expectations, maintain sell”

October 25, 2007 Goldman
Sachs

“FSS misses earnings”

May 4, 2008 Goldman Sachs

“Weak Q1 operating results”

October 30, 2008 Goldman
Sachs

“We maintain our sell rating following weak 3Q
EPS… accompanied by limited detail about
potential cost cutting”

Inconsistent
performance,
unrealistic
expectations, and an
inability to deliver
even short-term
results is reflected
in analyst coverage.

19

CEO Bill Osborne was recently interviewed by Bloomberg
news

Mr. Osborne’s
statements confirm
that the Board of
Directors has failed
to effectively
oversee execution of
the Company’s core
strategy, has
allowed acquisitions
to occur with no
integration planning,
and has failed to
hold management’s
feet to the fire.

The Company “needs a big internal
merger” to improve operating margins…

“Given our history of acquisitions without
integrations, we have some very good
internal projects we can do.”

“It is no longer about boots and suits.”

In other words, the Company is now  again
advocating a strategy of “shrink to grow”

Source:  Bloomberg News article dated March 12, 2009 by Melita Garza.

Federal Signal Governance Profile

21

Federal Signal Board Deficiencies

Issue

The Facts

No Transparency

Former  CEO Joseph Ross was removed without
severance following an allegation by a former
General Counsel of insider trading by his family
members.  The Board did not disclose the
existence of an investigation until five years later.

No Transparency

Company disclosed nothing about the reasons
behind Robert Welding’s sudden “retirement”
while agreeing to treat his retirement as
termination “without cause” for purposes of
severance.

No Transparency

E-One was sold to a private equity firm founded
by colleagues of Board Member Paul Jones and
E-One management.  The Company also did not
obtain a fairness opinion or make the terms of
the sale public.

Pay for Failure

Continually rewarding managers with bonuses
for declining financial performance.

A significant and
troubling number of
governance
improprieties have
arisen which we
believe are
inconsistent with the
duties of the Board of
Directors of a public
company.

22

Federal Signal Board Deficiencies

(continued)

Issue

The Facts

Classified Board of
Directors

Classified boards are unfriendly to shareholders and serve to entrench board members and managements.

By-Law Changes

The Company changed its By-laws in 2008 to
restrict the ability of activist shareholders to
engage in proxy contests.

Ignoring Board Policy

Board claims to have a CEO succession plan in place, yet takes 9 months to replace Robert
Welding.

Share Ownership

Board of directors has minimal personal capital
invested in the Company’s common stock.

Tax Gross Ups

The Board adopts of a policy prohibiting
contracts that include tax gross ups after
granting Bill Osborne and Jennifer Sherman tax
gross ups.

A significant and
troubling number of
governance
improprieties have
arisen which we
believe are
inconsistent with the
duties of the Board of
Directors of a public
company.

2006	2007	2008
CEO Compensation	$ 2,759,686	$ 3,772,043 (1)	$ 2,260,824 (2)
Board Meetings	7	17	13
Compensation and Benefits Committee	6	7	7
Nominating and Governance Committee	5	5	5
Audit Committee	8	5	7
Executive Committee	1	1	0
Total Board Meetings	27	35	32
Total Non Employee Board Compensation	$ 701,958	$ 976,918	$ 1,401,204
Non Employee Board Members	8	8	10
Avg per Non Employee Board Member	$ 87,745	$ 122,115	$ 140,120
Market Capitalization ($ in thousands)	$ 801,000	$ 597,000	$ 300,000

Notes:

(1) Includes Robert Welding compensation, severance and James Goodwin Interim CEO compensation.

(2) Includes James Goodwin and Bill Osborne compensation.

Source: Company proxy filings.

Market Capitalization as of 12/31 of each year.

The Board of Directors in Action

What has this Board
been doing?

The statistics speak
for themselves.

3 of 10 Board seats ensures a meaningful change.

Our Approach

Industry Experience and Success, Proven Track Record

1,382,356 Shares Owned, 2.9% of Outstanding Shares

Kanders Group Nominees

Warren B. Kanders

1,253,313 shares

Mr. Kanders has served as the President of Kanders & Company since 1990. Prior to the acquisition by BAE Systems, plc on July 31, 2007 of Armor Holdings, Inc., formerly a New
York Stock Exchange-listed company, a manufacturer and supplier of military vehicles, armed vehicles and safety and survivability products and systems to the aerospace and defense, public safety, homeland security and commercial markets, he served as the
Chairman of the Board of Armor Holdings, Inc. from January 1996 and as its Chief Executive
Officer from April 2003. From April 2004 until October 2006, Mr. Kanders served as the
Executive Chairman, and since October 2006, has served as the Non-Executive Chairman of the Board of Stamford Industrial Group, Inc. [SIDG.PK], formerly named Net Perceptions,
Inc., a publicly-held company that, through its subsidiary, Concord Steel, is a leading independent manufacturer of steel counterweights. Since November 2004, Mr. Kanders has served as the Chairman of the Board of Directors of Langer, Inc. [GAIT], a Nasdaq-listed manufacturer of skin-care products. Mr. Kanders has served since June 2002 as a member of the Board of Directors of Clarus Corporation [CLRS.PK], a publicly-held company, and as the Executive Chairman of Clarus Corporation’s Board of Directors since December 2002.
Since May 2007, Mr. Kanders has served as a director of Highlands Acquisition Corp., a publicly-held special purpose acquisition company formed in 2007.  From October 1992 to
May 1996, Mr. Kanders served as Founder and Vice Chairman of the Board of Benson
Eyecare Corporation, a manufacturer and provider of eye care products and services. Mr.
Kanders also currently serves on the Board of Trustees for the Whitney Museum of
American Art, the Board of Trustees of the Winston Churchill Foundation (Cambridge
University), and the Board of Trustees of the Choate Rosemary Hall Foundation.  Mr.
Kanders received a B.A. degree in Economics from Brown University in 1979.

Nicholas Sokolow

119,043 shares

Since 2007, Mr. Sokolow has been in private law practice as a partner in the firm of Lebow &
Sokolow LLP. From 1994 to 2007, Mr. Sokolow was a partner in the law firm of Sokolow,
Carreras & Partners. From June 1973 until October 1994, Mr. Sokolow was an associate and partner in the law firm of Coudert Brothers. Mr. Sokolow has served as a member of the
Board of Directors of Stamford Industrial Group, Inc. since April 2004 and has served as a member of the Board of Directors of Clarus Corporation since June 2002. Prior to the acquisition by BAE Systems, Inc. of Armor Holdings, Inc. on July 31, 2007, Mr. Sokolow
served as a member of the Board of Directors of Armor Holdings, Inc. since January 1996, serving on the Audit, Nominating and Corporate Governance Committees.  Mr. Sokolow is a
graduate of the Institut D’Etudes Politiques (Economics and Finance) and the Faculte de
Droit (Law) and received a Masters of Comparative Law degree from the University of
Michigan.

Industry Experience and Success, Proven Track Record

1,382,356 Shares Owned, 2.9% of Outstanding Shares

Kanders Group Nominees

Steven R. Gerbsman

10,000 shares

Since 1980, Mr. Gerbsman has been a principal of Gerbsman Partners, a company providing consulting, management, advisory and investment banking services to its clients in a broad variety of industries.  Mr. Gerbsman has significant experience in assisting companies in crisis management and turnaround situations and advising companies seeking to improve performance in specific balance sheet, financial or operating areas. Mr. Gerbsman has worked with a wide spectrum of senior and junior lenders, bondholder groups, venture capital and equity sources, private investors and institutional groups in maximizing enterprise, stakeholder and shareholder value.  To date, Mr. Gerbsman has been involved in over $2.2 billion of restructuring, financing and M&A transactions.  Prior to forming
Gerbsman Partners in 1980, Mr. Gerbsman was President of four operating divisions of ITEL
Corporation with responsibility in the technology, leasing and business sectors. Mr.
Gerbsman began his business career at IBM Corporation in 1967.  Mr. Gerbsman received a
BS in Accounting from Hunter College, New York and attended the Baruch Graduate School of Business in New York. Mr. Gerbsman is also a guest lecturer at the University of San
Francisco’s MBA program and at the Haas Graduate School of Business in Berkeley, California.

Industry Experience and Success, Proven Track Record

1,382,356 Shares Owned, 2.9% of Outstanding Shares

Kanders Group Nominees

No Industry Experience, No Track Record, No Stock Ownership

38,317 Shares Owned, 0.08% of Outstanding Shares

FSS Nominees

Bill Osborne

10,000 shares

(excludes
restricted shares)

Untested as a manager of an independent company.

No experience in industries in which Federal Signal operates.

No experience as the CEO of a public company.

No experience as the Board Member of a public company.

James Goodwin

23,857 shares

Served as interim CEO in 2008 yet failed to implement any of the steps now advocated.

Received over $800,000 in compensation in 2008, including a bonus in a year in which financial results were poor.

We do not believe Mr. Goodwin is truly independent.

Primary business credential serving as CEO of United Airlines; reportedly being forced to resign after failing to control costs.

No experience in manufacturing or in the industries in which Federal Signal operates.

Jim Wright

4,460 shares

Only director since 2008.

Nominated as the representative of a hedge fund which has since sold its position.

Has not purchased shares of FSS common stock with his own funds, little alignment with shareholder interests.

No experience in the industries in which Federal Signal operates.

What our solicitation means…

We are here to help, not take the Company over.

If elected, our nominees will only be 3 of 10 Board members

Federal Signal faces significant challenges and requires fresh input at the Board level to restore accountability, safeguard the
Company’s capital, and provide new strategic vision.

Given the Board’s lack of responsiveness to the ongoing
destruction of shareholder value, three board seats will send a message to the other directors that long-term value destruction is not acceptable to shareholders.

Our nominees can help restore the confidence of Wall Street, which will be required for the Company to raise growth capital.

Kanders raised over $1.4 billion in debt and equity in the four years prior to the sale of Armor Holdings.

Our nominees, with significant expertise in Federal Signal’s business, can provide guidance to the Board and management,
which lacks experience in the Company’s industries.

No member of the Board or the top two executives has direct
operating experience in FSS’ industries.

What we are and are
not trying to
accomplish……

Returning Accountability to Board and Management

Kanders Governance Platform

Strategic Vision and Execution

Provide fresh perspective informed by experience in strategy, acquisitions, integration, capital allocation, legal matters, and raising capital

Accountability

Hold management accountable for performance

Utilize our experience to restore FSS credibility

Pay for performance, including elimination of outsized
severance

Governance

Eliminate staggered board

Utilize pay for performance and align the financial interests of the Board and management with shareholders

Change by-laws to be shareholder friendly

The Board must “walk the walk” and abide by its own policies

Federal Signal
requires a fresh
perspective at the
Board of Directors to
re-install basic
fundamentals of
managing this
business.

Summary

Returning Accountability to Board and Management

Summary of the Kanders Group Solicitation

Federal Signal’s Board of Directors requires new blood to navigate current challenges.

The current Board has presided over destruction of shareholder value and declining financial performance, and has been unresponsive to shareholder concerns.

The Kanders nominees have direct operating experience in Federal
Signal’s industry and a track record of success.

The Kanders nominees are much better equipped than the current slate of nominees from Federal Signal given their respective experience.

The Kanders nominees collectively own 2.9% of the Company’s common stock purchased with personal funds – our interests are aligned with shareholders.